EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 16, 2001, accompanying the consolidated financial statements included in the 2000 Annual Report of Greater Community Bancorp and subsidiaries on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Greater Community Bancorp on Form S-3 (File No. 333-48986, effective October 31, 2000 and File No. 333-14491, effective October 18, 1996) and Forms S-8 (File No. 333-16151, File No. 333-16153 and File No.
333-16149 effective November 14, 1996).



/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
March 28, 2001